UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 23, 2013, we held a special meeting in lieu of annual meeting of shareholders. A total of 10,176,991 shares of our common stock were outstanding as of April 8, 2013, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Paul Maleh, Thomas Robertson and William Schleyer as members of our board of directors as Class III directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul Maleh	9,063,691	72,381	339,157
Thomas Robertson	9,013,244	122,828	339,157
William Schleyer	8,576,819	559,253	339,157

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the special meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,561,754	514,219	60,099	339,157

Proposal Three: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2013

Our shareholders ratified our selection of KPMG LLP as our independent registered public accountants for our fiscal year ending December 28, 2013. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,452,069	17,073	6,087	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: May 30, 2013	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer